EXHIBIT 99.1
                                                                    ------------

                                                            [NEXEN LOGO OMITTED]

                                                     NEXEN INC. 801 - 7th Ave SW
                                                      Calgary, AB Canada T2P 3P7
                                                  T 403 699.4000  F 403 699.5776

N E W S   R E L E A S E


                                                           For immediate release


                NEXEN DELIVERS RECORD CASH FLOW IN SECOND QUARTER


HIGHLIGHTS:

    o    RECORD CASH FLOW OF $2.39 PER SHARE; EARNINGS OF $0.77 PER SHARE

    o PRODUCTION AVERAGES 251,000 BOE/D; FULL-YEAR GUIDANCE BETWEEN 235,000-245,000 BOE/D AFTER DISPOSITIONS

    o    FIRST COMMERCIAL PROJECT IN MANNVILLE COAL BED METHANE BEGINS

    o    MAJOR PROJECTS CONTINUE ON SCHEDULE AND ON BUDGET

    o    ENCOURAGING DISCOVERY IN THE GULF OF MEXICO

                                         THREE MONTHS ENDED   SIX MONTHS ENDED
                                               JUNE 30             JUNE 30
                                        -------------------  -----------------
(Cdn$ millions)                             2005      2004      2005     2004
------------------------------------------------------------------------------
Production (mboe/d)(1)
       Before Royalties                      251       240       255      249
       After Royalties                       180       167       182      172
Net Sales                                    976       779     1,892    1,522
Cash Flow from Operations(2)                 623       428     1,143      842
       Per Common Share ($/share)(2)        2.39      1.66      4.40     3.29
Net Income                                   200       143       237      327
       Per Common Share ($/share)           0.77      0.55      0.91     1.28
Capital Expenditures                         676       341     1,275      666
------------------------------------------------------------------------------

(1) Production includes our share of Syncrude oil sands. US investors should read the Cautionary Note to US Investors at the end of this release.

(2) For reconciliation of this non-GAAP measure, see Cash Flow from Operations on pg. 8

CALGARY, ALBERTA, JULY 14, 2005 - Nexen delivered cash flow of $623 million and net income of $200 million in the second quarter of 2005. Strong oil and gas production and commodity prices, improving product price differentials and a solid quarter from our marketing group generated these excellent financial results. Net income includes pre-tax charges of $105 million for exploration expense and $65 million for stock-based compensation.

DISPOSITION UPDATE

We are finalizing agreements to sell Canadian conventional oil and gas properties for approximately $946 million. The properties are producing approximately 18,300 boe/d and generated $56 million of cash flow in the second quarter. The sales are expected to close this summer with gains totaling approximately $300 million in the third quarter. The results from these operations are included in Discontinued Operations.

We also filed a preliminary prospectus for an initial public offering of units of the Canexus Income Fund during the quarter. Canexus has been established to acquire Nexen's chemicals business which produces sodium chlorate and chlor-alkali products largely for the pulp and paper and water treatment industries. The offering is expected to close in the third quarter.

"We are pleased with the value for the oil and gas assets and the progress on monetizing our chemicals division," said Charlie Fischer, Nexen's President and CEO. "Proceeds will reduce debt and fund development of our major projects, including Buzzard and Long Lake."

SECOND QUARTER PRODUCTION

Strong production from Yemen, Canada, Syncrude and Colombia was offset by lower rates from the North Sea and the Gulf of Mexico.

                           PRODUCTION BEFORE ROYALTIES    PRODUCTION AFTER ROYALTIES
Crude Oil, NGL's and
Natural Gas (mboe/d)         Q2 2005       Q1 2005           Q2 2005      Q1 2005
-------------------------------------------------------   --------------------------
Yemen                          115           114               64            58
North Sea                      12             20               12            20
Canada                         58             59               45            46
United States                  43             50               37            43
Other Countries                 6              6                5             5
Syncrude                       17             11               17            11
                           ----------------------------   --------------------------
TOTAL                          251           260               180          183
                           ----------------------------   --------------------------

In Yemen, production before royalties from East Al Hajr (Block 51) increased approximately 7,000 bbls/d to average 25,000 bbls/d in the second quarter. We anticipate this will increase to approximately 30,000 bbls/d in the third quarter, as we begin commissioning permanent production facilities. These facilities are expected to be completed in the fourth quarter. We are also increasing development drilling at Masila from 20 wells to 35 wells in 2005 to moderate declines.

Following an annual maintenance turnaround in the first quarter, Syncrude experienced only minor production disruptions in the second quarter. The Stage 3 expansion is progressing well, with our share of production before royalties projected to increase by approximately 8,000 bbls/d in 2006.

In the North Sea, production was less than the first quarter due to a major maintenance turnaround at the Scott platform. This 28-day scheduled turnaround was accelerated from the third quarter following the failure of two electric generators, and will be completed in mid-July.

Production from the Gulf of Mexico decreased 14% compared to the first quarter. Production at Aspen was reduced by seven days of maintenance downtime and by increasing water cuts. An additional development well is scheduled at Aspen in the fourth quarter to fully exploit the field.

We are proceeding with development of the Wrigley gas field in the Gulf of Mexico. The field was discovered in the first quarter of 2005 and will be developed with a single sub-sea well, tied-back to an existing platform. We have a 50% interest in the field. First production is scheduled for mid-2006 with our share of expected production between 20 and 35 mmcf/d. In 2006, we anticipate drilling on the west side of this block to prove up additional reserves.

PRODUCTION GUIDANCE WITHIN INITIAL RANGE

"Production in Yemen, the North Sea and Canada was strong over the first half of the year," said Fischer. "Following these results and the sale of Canadian conventional production in the third quarter, we expect production to average between 235,000 and 245,000 boe/d this year. The 230,000 to 250,000 boe/d estimate given at the beginning of the year did not factor in any dispositions. I am very pleased to be within our initial range even after selling over 18,000 boe/d of production later this summer."

                               PRODUCTION BEFORE ROYALTIES               PRODUCTION AFTER ROYALTIES
Crude Oil, NGLs and       Guidance at                               Guidance at
Natural Gas (mboe/d)      June 30/05         Previous Guidance      June 30/05          Previous Guidance
--------------------------------------------------------------    -----------------------------------------
Yemen                       101-109                90-100              56-60                  52-58
North Sea                    14-18                 14-18               14-18                  14-18
Canada                       48-50                 52-56               38-40                  40-44
United States                43-48                 50-60               36-41                  43-53
Other Countries               5-6                   4-6                 5-6                    4-5
Syncrude                     16-17                 16-17               16-17                  16-17
                         -------------------------------------    -----------------------------------------
TOTAL                       235-245               230-250             170-175                170-185
                         -------------------------------------    -----------------------------------------


LONG LAKE PROJECT--MAJOR FIELD CONSTRUCTION COMMENCES

Long Lake continues on schedule and on budget. To date, over 50% of the project's total costs have been committed, with approximately 35% of these incurred. Cost experience is in line with our original estimates.

We commenced above-ground mechanical construction in the second quarter. Module fabrication and assembly are in full swing at several yards in Alberta. To date, 50 of more than 700 modules have been received on site. Commercial drilling is expected to be completed during the fourth quarter of 2005, ahead of schedule. The SAGD facilities are planned to be completed in late-2006 and the upgrader in mid-2007, with synthetic crude oil production ramping up to approximately 60,000 bbls/d. Nexen has a 50% interest in the project.

Our acreage in the Athabasca region of northern Alberta contains approximately five billion barrels of recoverable bitumen resource. The Long Lake Project will develop about 10% of this resource. Our strategy is to continuously develop our remaining resource by replicating our Long Lake facilities at other sites, using the same sized equipment and technology. We believe this strategy will allow us to more effectively manage costs and maintain workforce continuity. Phase 2 could be on production as early as 2010, with subsequent phases every two years thereafter. We plan additional drilling and seismic to further evaluate our leases in 2006, and are moving forward with environmental and regulatory applications to support these staged developments.

BUZZARD UPDATE--INSTALLATION OF FIELD FACILITIES UNDERWAY, DEVELOPMENT DRILLING TO BEGIN

The Buzzard development in the North Sea is over 70% complete and remains on budget and on schedule. We have installed the platform jackets and wellhead deck, and the export pipelines will be installed later this summer. We expect to begin drilling eight initial development wells in the third quarter. Buzzard is scheduled to come onstream in late-2006, and at its peak, will add approximately 85,000 boe/d of net production and $1.4 billion in annual cash flow, assuming a US$40/bbl WTI.

Our Farragon field development remains on schedule to begin producing late this year at between 3,000 and 4,000 boe/d, net to Nexen.

"With Buzzard, Long Lake and our other development projects on schedule, we expect our annual production growth to average between 15% and 20% over the next three years," said Fischer. "This translates into cash flow of more than $3 billion in 2007, assuming oil prices of US$40."

COAL BED METHANE--COMMERCIAL DEVELOPMENT OF MANNVILLE COALS

Our Board of Directors has approved commercial development of our first coal bed methane (CBM) project. Over the next 18 months, Nexen and its partners plan to invest approximately $400 million to develop the Upper Manville in the Fort Assiniboine area. This capital will be used to drill wells, construct production and water handling facilities, and expand existing facilities in the Corbett area. We will also test the commercial potential of the lands at Doris, directly north of Corbett.

The Corbett area encompasses 155 sections of land and is expected to develop approximately 165 bcf of risked recoverable resources, net to Nexen. We have an average non-operated working interest of 40% in the Corbett area, and a 50% operated interest in Doris.

"We are focused primarily on Upper Mannville coals which have high gas-in-place and large aerial extent," said Fischer. "The results from recent drilling at our pilot have demonstrated that commercial production rates can be achieved quickly, resulting in attractive rates of return."

"Our strategy for CBM is to expand outward from Fort Assiniboine in a systematic, phased manner, focused on Upper Mannville plays," said Fischer. "We currently have more than 500 net sections of CBM lands containing an estimated 3 tcf of gas-in-place. We are targeting 150 million cubic feet of daily CBM production by 2011."

EXPLORATION UPDATE--ENCOURAGING DISCOVERY IN GULF OF MEXICO

One of our core strategies in the deep-water Gulf of Mexico is to explore for Miocene-aged, subsalt prospects in the Green Canyon, Walker Ridge, and Garden Banks areas. This strategy produced encouraging results during the quarter at our Knotty Head prospect. We have conducted additional evaluation of the secondary objective described in our June 30th press release. Wire-line logging, fluid sampling, pressure measurement, and sidewall coring confirmed approximately 400 feet of net oil pay here. We are continuing to drill towards the primary objective in the lower Miocene, to a total depth of 32,500 feet. Nexen has a 25% working interest in Knotty Head.

"Knotty Head is a large four-way dip closure located approximately 15 miles north-east of the Tahiti discovery," said Fischer. "The reservoir we have penetrated so far contains good-quality sands, and we are excited about the commercial potential of this discovery."

We have recently entered into an exploration venture agreement with ExxonMobil covering 76 blocks owned by ExxonMobil in the Green Canyon, Walker Ridge, and Garden Banks areas of the deep-water Gulf of Mexico. Under the terms of the agreement, we will reprocess 3D seismic data over the area and provide ExxonMobil with data. We will earn an interest in the ExxonMobil leases and may drill wells to earn additional interest by paying drilling costs. As part of the agreement, Nexen and ExxonMobil have also established an area of mutual interest which will provide us the opportunity to acquire interests in additional blocks through 2008.

Elsewhere in the Gulf of Mexico, the Big Bend-1 discovery well found an estimated 30-50 bcf of recoverable resource, with additional potential to be evaluated with subsequent drilling. We plan to complete the well and install production facilities with first production in 2006. We have a 50% non-operated interest in Big Bend.

The Vrede-1 well on Atwater Canyon 267 encountered non-commercial quantities of hydrocarbons and has been temporarily abandoned. Dry hole costs of $44 million have been included in exploration expense.

Pathfinder is a significant deep-water, sub-salt prospect located on Green Canyon 390. The rig is on location but drilling has been delayed by weather. We have a 25% non-operated interest. Castleton, on Garden Banks 668, is a potential tie-back to the Gunnison facilities where we have additional production capacity. We have a 30% non-operated interest in this well which should commence drilling in the third quarter. Ringo Shallow, a deep-water prospect on Mississippi Canyon 546, is expected to commence drilling late in the third quarter or early in the fourth quarter. We have a 50% operated interest here. We also plan to drill a western appraisal of our Anduin discovery in 2006.

In the North Sea, the Polecat-1 well on Block 20/4a and the Yeoman-1 well on Block 15/18b are drilling. The Saracen prospect on Block 21/2 was dry and abandoned. Dry hole costs of $10 million have been included in exploration expense. We plan to drill two or three additional exploration wells in the North Sea this year.

On Block 51 in Yemen, the BAK-I-2 well, will commence drilling in mid-July, following-up on the encouraging results of the BAK-I-1 well which found oil in basement fractures. At BAK-J, drilling operations were suspended due to high-pressure conditions. We expect to re-enter the well and commence drilling early in the fourth quarter.

The K-2 exploration well on Block K, offshore Equatorial Guinea encountered non-commercial quantities of hydrocarbons and has been abandoned. Dry hole costs of $11 million have been included in exploration expense. Offshore West Africa, the OPL-222 joint venture partners have finalized pre-development design studies for Usan and are moving towards the next phase of the project. Drilling activity on OPL-222 has resumed and an appraisal and exploration program is currently in progress.

"Looking back on the first half of the year, I am very pleased with our results," said Fischer. "Our production has been strong, our major projects are on time and on budget, and our exploration program is delivering results. Also, with no fixed price hedges in place, we are benefiting fully from high commodity prices and are on track for a great year."

QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.05 per common share payable October 3, 2005, to shareholders of record on September 9, 2005.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity and environmental protection.

For further information contact:

KEVIN FINN
Vice President, Investor Relations
(403) 699-5166

GRANT DREGER, CA
Manager, Investor Relations
(403) 699-5273

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7

WWW.NEXENINC.COM

CONFERENCE CALL

Charlie Fischer, President and CEO, and Marvin Romanow, Executive Vice-President and CFO, will host a conference call to discuss our financial and operating results and expectations for the future.

Date:    July 14, 2005
Time:    7 a.m. Mountain Time (9 a.m. Eastern Time)

To listen to the conference call, please call one of these two lines:

416-640-4127 (Toronto or International)
800-814-4860 (North American toll-free)

A replay of the call will be available for two weeks starting at 11 a.m. Eastern Time, July 14 by calling 416-640-1917 passcode 21130527 followed by the pound sign.

A live and on demand webcast of the conference call will be available at WWW.NEXENINC.COM.

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS, AND INCLUDE STATEMENTS RELATING TO FUTURE PRODUCTION ASSOCIATED WITH OUR LONG LAKE, NORTH SEA AND WEST AFRICA PROJECTS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF CONTRACTS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY INSURGENT OR OTHER ARMED GROUPS OR OTHER CONFLICT. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND MANAGEMENT'S COURSE OF ACTION WOULD DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS, CAPACITY EXPANSIONS, DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, FUTURE PRODUCTION RATES, CASH FLOWS OR ABILITY TO EXECUTE ON THE DISPOSITION OF ASSETS OR BUSINESSES, AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2004 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO US INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RECOVERABLE RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

IN ADDITION, UNDER SEC REGULATIONS, THE SYNCRUDE OIL SANDS OPERATIONS ARE CONSIDERED MINING ACTIVITIES RATHER THAN OIL AND GAS ACTIVITIES. PRODUCTION, RESERVES AND RELATED MEASURES IN THIS RELEASE INCLUDE RESULTS FROM THE COMPANY'S SHARE OF SYNCRUDE.

CAUTIONARY NOTE TO CANADIAN INVESTORS - NEXEN IS REQUIRED TO DISCLOSE OIL AND GAS ACTIVITIES UNDER NATIONAL INSTRUMENT 51-101-- STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101). HOWEVER, THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) HAVE GRANTED

US EXEMPTIONS FROM CERTAIN PROVISIONS OF NI 51-101 TO PERMIT US STYLE DISCLOSURE. THESE EXEMPTIONS WERE SOUGHT BECAUSE WE ARE A US SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT AND OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING FORM 10-K AND OTHER RELATED FORMS, MUST COMPLY WITH SEC REQUIREMENTS. OUR DISCLOSURES MAY DIFFER FROM THOSE CANADIAN COMPANIES WHO HAVE NOT RECEIVED SIMILAR EXEMPTIONS UNDER NI 51-101.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" IN ITEM 7A IN OUR 2004 ANNUAL REPORT ON FORM 10-K, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE OR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

OUR PROBABLE RESERVES DISCLOSURE APPLIES THE SOCIETY OF PETROLEUM
ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

NEXEN INC.
FINANCIAL HIGHLIGHTS

                                                       THREE MONTHS          SIX MONTHS
                                                       ENDED JUNE 30       ENDED JUNE 30
(Cdn$ millions)                                       2005     2004       2005       2004
-----------------------------------------------------------------------------------------
Net Sales (1)                                         976       779       1,892     1,522
Cash Flow from Operations (1)                         623       428       1,143       842
  Per Common Share ($/share)                         2.39      1.66        4.40      3.29
Net Income (1)                                        200       143         237       327
  Per Common Share ($/share)                         0.77      0.55        0.91      1.28
Capital Expenditures                                  676       341       1,275       666
Net Debt (2)                                        4,492     1,553       4,492     1,553
Common Shares Outstanding (millions of shares)      260.3     257.7       260.3     257.7
                                                 ----------------------------------------
(1) Includes discontinued operations as discussed in Note 12 to our Unaudited
   Consolidated Financial Statements.
(2) Net Debt is defined as long-term debt less working capital.

CASH FLOW FROM OPERATIONS (1)
                                                      THREE MONTHS            SIX MONTHS
                                                      ENDED JUNE 30         ENDED JUNE 30
(Cdn$ millions)                                      2005      2004        2005       2004
-------------------------------------------------------------------------------------------
Cash Flow from Operations
Oil & Gas and Syncrude
     Yemen (2)                                       216        142         405       274
     Canada (3)                                      111        106         195       197
     United States                                   157        163         326       318
     United Kingdom                                   43         --         120        --
     Other Countries (3)                              17         18          27        35
     Marketing                                        60        (16)         96         3
     Syncrude                                         64         45          87        89
                                                 -----------------------------------------
                                                     668        458       1,256       916
Chemicals                                             26         20          49        40
                                                 -----------------------------------------
                                                     694        478       1,305       956
Interest and Other Corporate Items                   (60)       (44)       (131)     (101)
Income Taxes (4)                                     (11)        (6)        (31)      (13)
                                                 -----------------------------------------
Cash Flow from Operations (1)                        623        428       1,143       842
                                                 =========================================

(1) Defined as cash generated from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt. Cash flow from operations may not be comparable with the calculation of similar measures for other companies.

                                                              THREE MONTHS           SIX MONTHS
                                                             ENDED JUNE 30         ENDED JUNE 30
   (Cdn$ millions)                                         2005        2004       2005      2004
   ----------------------------------------------------------------------------------------------
   Cash Flow from Operating Activities                      591          289     1,033       827
   Changes in Non-Cash Working Capital                       43          164        96        44
   Other                                                      6          (25)       48       (29)
   Amortization of Premium for Crude Oil Put Options        (17)          --       (34)       --
                                                        -----------------------------------------
   Cash Flow from Operations                                623          428     1,143       842
                                                        =========================================

   Weighted-average Number of Common Shares
      Outstanding (millions of shares)                    260.2        257.7     259.8     256.3

                                                        -----------------------------------------
   Cash Flow from Operations Per Common Share ($/share)    2.39         1.66      4.40      3.29
                                                        =========================================

(2) After in-country cash taxes of $70 million for the three months ended June 30, 2005 (2004 - $57 million) and $129 million for the six months ended June 30, 2005 (2004 - $103 million).
(3) Includes discontinued operations as discussed in Note 12 to our Unaudited Consolidated Financial Statements.
(4) Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)

                                                      Three Months              Six Months
                                                     Ended June 30           Ended June 30
                                                    2005       2004          2005      2004
--------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                         115.0      106.1         114.6     110.1
     Canada (2)                                     34.5       37.1          34.6      36.9
     United States                                  23.0       25.8          25.7      26.3
     United Kingdom                                  9.8         --          12.3        --
     Australia (2)                                    --        2.4            --       3.4
     Other Countries                                 5.9        5.2           5.9       5.0
   Syncrude (3) (mbbls/d)                           16.9       16.6          14.1      17.4
                                                --------------------------------------------
                                                   205.1      193.2         207.2     199.1
                                                --------------------------------------------
Natural Gas (mmcf/d)
     Canada (2)                                      141        145           142       147
     United States                                   120        134           123       150
     United Kingdom                                   15         --            22        --
                                                --------------------------------------------
                                                     276        279           287       297
                                                --------------------------------------------

Total Production (mboe/d)                            251        240           255       249
                                                ============================================

PRODUCTION VOLUMES (AFTER ROYALTIES)

                                                     Three Months              Six Months
                                                     Ended June 30           Ended June 30
                                                    2005      2004          2005       2004
--------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                          63.6       54.1          60.7      54.1
     Canada (2)                                     26.6       28.8          27.0      28.7
     United States                                  20.3       22.7          22.8      23.1
     United Kingdom                                  9.8         --          12.3        --
     Australia (2)                                    --        2.3            --       3.3
     Other Countries                                 5.3        4.7           5.4       4.5
   Syncrude (3) (mbbls/d)                           16.7       16.4          14.0      17.3
                                                --------------------------------------------
                                                   142.3      129.0         142.2     131.0
                                                --------------------------------------------
Natural Gas (mmcf/d)
     Canada (2)                                      110        117           111       118
     United States                                   102        114           105       128
     United Kingdom                                   15         --            22        --
                                                --------------------------------------------
                                                     227        231           238       246
                                                --------------------------------------------

Total Production (mboe/d)                            180        167           182       172
                                                ============================================

Notes:
(1) We have presented production volumes before royalties as we measure our performance on this basis consistent with other Canadian oil and gas companies.
(2) Includes discontinued operations as discussed in Note 12 to our Unaudited Consolidated Financial Statements.
(3)  Considered a mining operation for US reporting purposes.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                                                               TOTAL
                                       QUARTERS - 2005                           QUARTERS - 2004                YEAR
                                     ----------------------------- ---------------------------------------- ---------
(all dollar amounts in Cdn$ unless noted)           1st       2nd        1st       2nd       3rd       4th      2004
---------------------------------------------------------------------------------------------------------------------
PRICES:
WTI Crude Oil (US$/bbl)                           49.85     53.17     35.15      38.32     43.88     48.28     41.40
Nexen Average - Oil (Cdn$/bbl)                    51.33     55.45     40.22      44.75     50.98     47.98     45.90
NYMEX Natural Gas (US$/mmbtu)                      6.48      6.95      5.73       6.16      5.56      7.30      6.19
Nexen Average - Gas (Cdn$/mcf)                     6.98      7.39      6.63       7.17      6.55      7.02      6.85
---------------------------------------------------------------------------------------------------------------------

NETBACKS:
CANADA - LIGHT OIL AND NGLS
Sales (mbbls/d)                                    11.5      12.0      12.4       13.6      12.0      11.5      12.4

Price Received ($/bbl)                            55.37     58.06     41.31      46.37     51.82     51.47     47.64
Royalties & Other                                 12.08     10.98      9.41      10.60     12.30     10.10     10.60
Operating Costs                                    9.77      6.29      9.09       6.52      6.22      6.27      7.03
---------------------------------------------------------------------------------------------------------------------
Netback                                           33.52     40.79     22.81      29.25     33.30     35.10     30.01
---------------------------------------------------------------------------------------------------------------------
CANADA - HEAVY OIL
Sales (mbbls/d)                                    22.7      22.1      23.7       22.9      23.0      23.4      23.2

Price Received ($/bbl)                            26.15     30.87     27.92      30.12     36.75     28.15     30.71
Royalties & Other                                  6.05      8.47      6.00       6.73      8.77      5.65      6.78
Operating Costs                                   10.55     10.86      9.98      10.44     10.05     10.70     10.29
---------------------------------------------------------------------------------------------------------------------
Netback                                            9.55     11.54     11.94      12.95     17.93     11.80     13.64
---------------------------------------------------------------------------------------------------------------------
CANADA - TOTAL OIL
Sales (mbbls/d)                                    34.2      34.1      36.1       36.5      35.0      34.9      35.6

Price Received ($/bbl)                            35.99     40.47     32.51      36.18     41.94     35.83     36.60
Royalties & Other                                  8.12      9.39      7.21       8.19     10.03      7.02      8.11
Operating Costs                                   10.29      9.25      9.68       8.98      8.73      9.24      9.16
---------------------------------------------------------------------------------------------------------------------
Netback                                           17.58     21.83     15.62      19.01     23.18     19.57     19.33
---------------------------------------------------------------------------------------------------------------------
CANADA - NATURAL GAS
Sales (mmcf/d)                                      143       141       149        145       141       147       146

Price Received ($/mcf)                             5.80      6.30      5.59       5.97      5.43      6.02      5.76
Royalties & Other                                  1.17      1.21      1.10       1.11      1.04      0.95      1.06
Operating Costs                                    0.71      0.74      0.59       0.69      0.83      0.65      0.69
---------------------------------------------------------------------------------------------------------------------
Netback                                            3.92      4.35      3.90       4.17      3.56      4.42      4.01
---------------------------------------------------------------------------------------------------------------------
YEMEN
Sales (mbbls/d)                                   115.0     112.6    115.3      105.6     101.5      104.0     106.6

Price Received ($/bbl)                            54.38     58.08     41.88      45.88     53.80     49.52     47.59
Royalties & Other                                 27.08     26.30     22.10      22.53     27.40     24.15     23.98
Operating Costs                                    3.33      3.72      2.72       2.55      2.91      3.04      2.80
In-country Taxes                                   5.67      6.91      4.41       5.88      6.97      6.17      5.82
---------------------------------------------------------------------------------------------------------------------
Netback                                           18.30     21.15     12.65      14.92     16.52     16.16     14.99
---------------------------------------------------------------------------------------------------------------------
SYNCRUDE
Sales (mbbls/d)                                    11.4      16.9      18.3       16.6      17.6      16.4      17.2

Price Received ($/bbl)                            65.15     66.93     45.54      52.46     55.58     58.16     52.80
Royalties & Other                                  0.65      0.65      0.45       0.52      0.55      6.08      1.84
Operating Costs                                   39.91     20.76     17.41      20.01     18.87     23.58     19.89
---------------------------------------------------------------------------------------------------------------------
Netback                                           24.59     45.52     27.68      31.93     36.16     28.50     31.07
---------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)

                                                                                                               TOTAL
                                               QUARTERS - 2005                    QUARTERS - 2004               YEAR
                                     ----------------------------- --------------------------------------- ---------
(all dollar amounts in Cdn$ unless noted)           1st       2nd        1st       2nd       3rd       4th      2004
--------------------------------------------------------------------------------------------------------------------
UNITED STATES
Crude Oil:
   Sales (mbbls/d)                                 28.5      23.0      26.5       25.7      32.9      34.4      30.0
   Price Received ($/bbl)                         50.90     54.96     38.99      46.31     49.90     49.44     46.60
Natural Gas:
   Sales (mmcf/d)                                   127       120       167        134       144       147       148
   Price Received ($/mcf)                          8.32      9.01      7.63       8.47      7.64      7.93      7.89
Total Sales Volume (mboe/d)                        49.6      43.0      54.4       48.0      56.9      58.8      54.5

Price Received ($/boe)                            50.48     54.54     42.47      48.38     48.19     48.67     46.94
Royalties & Other                                  6.48      7.31      5.90       6.98      6.22      6.16      6.29
Operating Costs                                    4.91      5.70      4.13       4.84      7.60      4.52      5.30
--------------------------------------------------------------------------------------------------------------------
Netback                                           39.09     41.53     32.44      36.56     34.37     37.99     35.35
--------------------------------------------------------------------------------------------------------------------
AUSTRALIA
Sales (mbbls/d)                                      --        --       7.5        4.8        --       5.1       4.3

Price Received ($/bbl)                               --        --     42.60      49.84        --     63.78     51.22
Royalties & Other                                    --        --      2.11       2.28        --      7.42      4.00
Operating Costs                                      --        --     22.88      34.28        --     46.38     32.94
--------------------------------------------------------------------------------------------------------------------
Netback                                              --        --     17.61      13.28        --      9.98     14.28
--------------------------------------------------------------------------------------------------------------------
UNITED KINGDOM
Crude Oil:
   Sales (mbbls/d)                                 17.5      11.7        --         --        --       6.3       1.6
   Price Received ($/bbl)                         54.53     59.02        --         --        --     46.81     46.81
Natural Gas:
   Sales (mmcf/d)                                    26        15        --         --        --        11         3
   Price Received ($/mcf)                          6.92      5.45        --         --        --      8.28      8.28
Total Sales Volume (mboe/d)                        21.9      14.3        --         --        --       8.1       2.1

Price Received ($/boe)                            51.92     54.31        --         --        --     47.45     47.45
Royalties & Other                                    --        --        --         --        --        --        --
Operating Costs                                   12.59     21.69        --         --        --      8.26      8.26
--------------------------------------------------------------------------------------------------------------------
Netback                                           39.33     32.62        --         --        --     39.19     39.19
--------------------------------------------------------------------------------------------------------------------
OTHER COUNTRIES
Sales (mbbls/d)                                     5.6       6.2       4.1        5.8       5.0       5.4       5.1

Price Received ($/bbl)                            46.63     53.70     37.07      44.75     46.22     42.95     43.07
Royalties & Other                                  3.68      6.01      1.73       4.94      3.46      3.33      3.49
Operating Costs                                    2.32      9.27      2.70       6.28      2.93      2.65      3.76
--------------------------------------------------------------------------------------------------------------------
Netback                                           40.63     38.42     32.64      33.53     39.83     36.97     35.82
--------------------------------------------------------------------------------------------------------------------
COMPANY-WIDE
Oil and Gas Sales (mboe/d)                        261.6     250.4     260.5      241.5     239.5     257.2     249.7

Price Received ($/boe)                            49.55     53.45     40.11      44.41     48.66     46.82     44.94
Royalties & Other                                 14.94     15.22     12.76      13.34     15.30     13.29     13.65
Operating Costs                                    6.94      7.18      5.67       6.06      6.25      6.63      6.15
In-country Taxes                                   2.49      3.10      1.95       2.57      2.96      2.49      2.48
--------------------------------------------------------------------------------------------------------------------
Netback                                           25.18     27.95     19.73      22.44     24.15     24.41     22.66
--------------------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30
Cdn$ millions, except per share amounts

                                                                      THREE MONTHS                SIX MONTHS
                                                                     ENDED JUNE 30              ENDED JUNE 30
                                                                  2005          2004          2005         2004
----------------------------------------------------------------------------------------------------------------
                                                                        Restated for               Restated for
                                                                          Changes in                 Changes in
                                                                          Accounting                 Accounting
                                                                          Principles                 Principles
                                                                              Note 1                     Note 1
REVENUES
    Net Sales                                                      909          697          1,765        1,361
    Marketing and Other (Note 11)                                  247          134            319          292
                                                               -------------------------------------------------
                                                                 1,156          831          2,084        1,653
                                                               -------------------------------------------------
EXPENSES
    Operating                                                      216          171            429          339
    Depreciation, Depletion, Amortization and Impairment           253          159            492          316
    Transportation and Other                                       174          136            382          278
    General and Administrative                                     124          130            305          190
    Exploration                                                    105           26            132           53
    Interest (Note 5)                                               31           38             65           83
                                                               -------------------------------------------------
                                                                   903          660          1,805        1,259
                                                               -------------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES              253          171            279          394
                                                               -------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                         81           63            160          116
    Future                                                           2           (9)           (70)          (6)
                                                               -------------------------------------------------
                                                                    83           54             90          110
                                                               -------------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                              170          117            189          284
    Net Income from Discontinued Operations (Note 12)               30           26             48           43
                                                               -------------------------------------------------

NET INCOME                                                         200          143            237          327
                                                               =================================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 9)                                                0.65          0.45          0.73         1.11
                                                               =================================================

    Diluted (Note 9)                                              0.64          0.44          0.72         1.09
                                                               =================================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 9)                                                0.77          0.55          0.91         1.28
                                                               =================================================

    Diluted (Note 9)                                              0.76          0.54          0.90         1.26
                                                               =================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
Cdn$ millions, except share amounts

                                                                             JUNE 30      DECEMBER 31
                                                                                2005             2004
------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                  102              73
      Accounts Receivable (Note 2)                                             2,270           2,100
      Inventories and Supplies (Note 3)                                          564             351
      Assets of Discontinued Operations (Note 12)                                 39              38
      Other                                                                       31              41
                                                                        ------------------------------
         Total Current Assets                                                  3,006           2,603
                                                                        ------------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $5,299 (December 31, 2004 - $4,922)                     8,962           8,200
    GOODWILL                                                                     381             375
    FUTURE INCOME TAX ASSETS                                                     380             333
    DEFERRED CHARGES AND OTHER ASSETS (Note 4)                                   274             429
    ASSETS OF DISCONTINUED OPERATIONS (Note 12)                                  444             443
                                                                        ------------------------------

                                                                              13,447          12,383
                                                                        ==============================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings (Note 5)                                              53             100
      Accounts Payable and Accrued Liabilities                                 2,756           2,377
      Accrued Interest Payable                                                    58              34
      Dividends Payable                                                           13              13
      Liabilities of Discontinued Operations (Note 12)                            14              39
                                                                        ------------------------------
         Total Current Liabilities                                             2,894           2,563
                                                                        ------------------------------

    LONG-TERM DEBT (Note 5)                                                    4,604           4,259
    FUTURE INCOME TAX LIABILITIES                                              2,030           2,023
    ASSET RETIREMENT OBLIGATIONS (Note 6)                                        412             399
    DEFERRED CREDITS AND OTHER LIABILITIES                                       208             142
    LIABILITIES OF DISCONTINUED OPERATIONS (Note 12)                             140             130
    SHAREHOLDERS' EQUITY (Note 8)
      Common Shares, no par value
        Authorized:        Unlimited
        Outstanding:       2005 - 260,316,860 shares
                           2004 - 258,399,166 shares                             694             637
      Contributed Surplus                                                          1               -
      Retained Earnings                                                        2,546           2,335
      Cumulative Foreign Currency Translation Adjustment                         (82)           (105)
                                                                        ------------------------------
         Total Shareholders' Equity                                            3,159           2,867
                                                                        ------------------------------

COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 13)
                                                                              13,447          12,383
                                                                        ==============================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30
Cdn$ millions

                                                                      THREE MONTHS                SIX MONTHS
                                                                     ENDED JUNE 30              ENDED JUNE 30
                                                                  2005          2004          2005         2004
----------------------------------------------------------------------------------------------------------------
                                                                        Restated for               Restated for
                                                                          Changes in                 Changes in
                                                                          Accounting                 Accounting
                                                                          Principles                 Principles
                                                                              Note 1                     Note 1
 OPERATING ACTIVITIES
    Net Income from Continuing Operations                          170          117           189           284
    Net Income from Discontinued Operations                         30           26            48            43
    Charges and Credits to Income not Involving Cash (Note 10)     335          259           808           462
    Exploration Expense                                            105           26           132            53
    Changes in Non-Cash Working Capital (Note 10)                  (43)        (164)          (96)          (44)
    Other                                                           (6)          25           (48)           29
                                                              --------------------------------------------------
                                                                   591          289         1,033           827

FINANCING ACTIVITIES
    Proceeds from Term Credit Facilities, Net                      124           --           262            --
    Proceeds from Long-Term Debt (Note 5)                           --           --         1,253            --
    Repayment of Long-Term Debt (Note 5)                            --           --        (1,241)         (300)
    Repayment of Short-Term Borrowings, Net                        (41)          --           (51)           --
    Redemption of Preferred Securities                              --           --            --          (289)
    Dividends on Common Shares                                     (13)         (13)          (26)          (26)
    Issue of Common Shares                                           8           27            40           109
    Other                                                           --           --           (16)           --
                                                              --------------------------------------------------
                                                                    78           14           221          (506)

INVESTING ACTIVITIES
    Capital Expenditures
      Exploration and Development                                 (651)        (316)       (1,245)         (630)
      Proved Property Acquisitions                                  (5)          --            (6)           --
      Chemicals, Corporate and Other                               (20)         (25)          (24)          (36)
    Proceeds on Disposition of Assets                                5            4             7             4
    Changes in Non-Cash Working Capital (Note 10)                   41           54            27            62
    Other                                                           (9)         (14)            7           (14)
                                                              --------------------------------------------------
                                                                  (639)        (297)       (1,234)         (614)


EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS         2           33             9            45
                                                              --------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                    32           39            29          (248)

CASH AND CASH EQUIVALENTS-- BEGINNING OF PERIOD                     70          800            73         1,087
                                                              --------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                          102          839           102           839
                                                               =================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30
Cdn$ millions

                                                                      THREE MONTHS                SIX MONTHS
                                                                     ENDED JUNE 30              ENDED JUNE 30
                                                                  2005          2004          2005         2004
----------------------------------------------------------------------------------------------------------------
                                                                        Restated for               Restated for
                                                                          Changes in                 Changes in
                                                                          Accounting                 Accounting
                                                                          Principles                 Principles
                                                                              Note 1                     Note 1
COMMON SHARES
    Balance at Beginning of Period                                 684           595          637           513
    Issue of Common Shares                                           8            27           40           109
    Previously Recognized Liability Relating to Stock
       Options Exercised                                             2            --           17            --
                                                             ---------------------------------------------------
    Balance at End of Period                                       694           622          694           622
                                                              ==================================================

CONTRIBUTED SURPLUS
    Balance at Beginning of Period                                   1             2           --             1
    Stock Based Compensation Expense                                --            (2)           1            (1)
                                                             ---------------------------------------------------
    Balance at End of Period                                         1            --            1            --
                                                              ==================================================

RETAINED EARNINGS
    Balance at Beginning of Period                               2,359         1,765        2,335         1,594
    Net Income                                                     200           143          237           327
    Dividends on Common Shares                                     (13)          (13)         (26)          (26)
                                                             ---------------------------------------------------
    Balance at End of Period                                     2,546         1,895        2,546         1,895
                                                              ==================================================

CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENT
    Balance at Beginning of Period                                 (95)          (30)        (105)          (33)
    Translation Adjustment, Net of Income Taxes                     13            11           23            14
                                                             ---------------------------------------------------
    Balance at End of Period                                       (82)          (19)         (82)          (19)
                                                              ==================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions except as noted

1.       ACCOUNTING POLICIES

The Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The impact of significant differences between Canadian and US GAAP on the Unaudited Consolidated Financial Statements is disclosed in Note 16. In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at June 30, 2005 and the results of our operations and our cash flows for the three and six months ended June 30, 2005 and 2004.

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to litigation, asset retirement obligations, income taxes and determination of proved reserves, on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates. The results of operations and cash flows for the three and six months ended June 30, 2005 are not necessarily indicative of the results of operations or cash flows to be expected for the year ending December 31, 2005.

These Unaudited Consolidated Financial Statements should be read in conjunction with our Audited Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K. The accounting policies we follow are described in Note 1 of the Audited Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K.

In June 2005, our board of directors approved a plan to monetize our chemicals operations through the creation of an income trust and the issuance of trust units in an initial public offering. This initial public offering is expected to take place in the third quarter and we expect to retain an interest in the operations. As at July 13, 2005, the criteria for reporting results of the chemicals business as discontinued operations have not been met.


CHANGES IN ACCOUNTING PRINCIPLES

FINANCIAL INSTRUMENTS

In the fourth quarter of 2004, we retroactively adopted the changes to Canadian Institute of Chartered Accountants (CICA) standard S.3860, FINANCIAL INSTRUMENTS. These changes require that fixed-amount contractual obligations that can be settled by issuing a variable number of equity instruments be classified as a liability. Our US-dollar denominated preferred and subordinated securities have these characteristics and accordingly have been reclassified as long-term debt. Dividends and interest on these securities have been included in interest expense and issue costs previously charged to retained earnings have been amortized over the life of the securities. Unamortized issue costs have been expensed on the redemption of the preferred securities in 2004. Foreign exchange gains or losses from translation of the US-dollar amounts have been included as cumulative foreign currency translation adjustments. The change was adopted retroactively and all prior periods presented have been restated. This change in accounting principle has no effect on our Unaudited Consolidated Financial Statements for the three and six months ended June 30, 2005.


GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

In 2004, we adopted CICA standard S.1100, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES which eliminated general practice in Canada as a component of GAAP. Our accounting policy is to include geological and geophysical costs as operating cash outflows in our Unaudited Consolidated Statement of Cash Flows. For previous years, we included geological and geophysical costs as investing cash outflows consistent with industry practice in Canada. In our Unaudited Consolidated Statement of Cash Flows for the three months ended June 30, 2005, we included $15 million (2004 - $7 million) and for the six months ended June 30, 2005, we included $20 million (2004 - $25 million) of geological and geophysical costs as other operating cash outflows. This change in accounting policy was adopted prospectively.


IMPACT OF CHANGES IN ACCOUNTING PRINCIPLES

The impact of the changes on our Unaudited Consolidated Statement of Income for the three and six months ended June 30, 2004 resulted in additional interest expense of $3 million for dividends on preferred securities, additional transportation and other expense of $11 million for the unamortized issue costs on the redemption of preferred securities, and a corresponding reduction in the provision for income taxes of $6 million. The impact of these changes in accounting principles on our Unaudited Consolidated Statement of Income and Earnings per Common Share for the three and six months ended June 30, 2004, are shown below.

UNAUDITED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004

                                                                                  THREE MONTHS      SIX MONTHS
---------------------------------------------------------------------------------------------------------------
Transportation and Other Expense as Reported                                               136             267
    Plus: Unamortized Issue Costs on Redemption of Preferred Securities                     --              11
                                                                                -------------------------------
Transportation and Other Expense as Restated                                               136             278
                                                                                -------------------------------

Interest Expense as Reported                                                                38              80
    Plus: Dividends on Preferred Securities                                                 --               3
                                                                                -------------------------------
Interest Expense as Restated                                                                38              83
                                                                                -------------------------------

Provision for Future Income Taxes as Reported                                               (9)             --
    Plus: Tax Effect of Changes in Accounting Principles                                    --              (6)
                                                                                -------------------------------
Provision for Future Income Taxes as Restated                                               (9)             (6)
                                                                                -------------------------------

NET INCOME AND EARNINGS PER COMMON SHARE FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004

                                                                                  THREE MONTHS      SIX MONTHS
---------------------------------------------------------------------------------------------------------------
Net Income Attributable to Common Shareholders
    As Reported                                                                            143             333
    Less: Unamortized Issue Costs on Redemption of Preferred
          Securities, Net of Income Taxes                                                   --              (6)
                                                                                -------------------------------
    As Restated                                                                            143             327
                                                                                ===============================

Earnings per Common Share ($/share)
    Basic as Reported                                                                     0.55            1.30
                                                                                ===============================
    Restated                                                                              0.55            1.28
                                                                                ===============================

    Diluted as Reported                                                                   0.54            1.28
                                                                                ===============================
    Restated                                                                              0.54            1.26
                                                                                ===============================

RECLASSIFICATION

Certain comparative figures have been reclassified to ensure consistency with current period presentation.

2.       ACCOUNTS RECEIVABLE

                                                                                       JUNE 30     DECEMBER 31
                                                                                          2005            2004
---------------------------------------------------------------------------------------------------------------
Trade
    Marketing                                                                            1,568           1,452
    Oil and Gas                                                                            605             557
    Chemicals and Other                                                                     63              57
                                                                                -------------------------------
                                                                                         2,236           2,066
Non-Trade                                                                                   41              49
                                                                                -------------------------------
                                                                                         2,277           2,115
Allowance for Doubtful Accounts                                                             (7)            (15)
                                                                                -------------------------------
Total                                                                                    2,270           2,100
                                                                                ===============================

3.       INVENTORIES AND SUPPLIES

                                                                                       JUNE 30     DECEMBER 31
                                                                                          2005            2004
---------------------------------------------------------------------------------------------------------------
Finished Products
    Marketing                                                                              382             199
    Oil and Gas                                                                              7               6
    Chemicals and Other                                                                     15              13
                                                                                -------------------------------
                                                                                           404             218
Work in Process                                                                              6               4
Field Supplies                                                                             154             129
                                                                                -------------------------------
Total                                                                                      564             351
                                                                                ===============================
4.       DEFERRED CHARGES AND OTHER ASSETS

                                                                                       JUNE 30     DECEMBER 31
                                                                                          2005            2004
---------------------------------------------------------------------------------------------------------------
Long-Term Marketing Derivative Contracts                                                   129              91
Crude Oil Put Options                                                                       17             200
Defined Benefit Pension Plan Asset                                                           8              13
Deferred Financing Costs                                                                    70              67
Other                                                                                       50              58
                                                                                -------------------------------
Total                                                                                      274             429
                                                                                ===============================
5.       LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                                       JUNE 30     DECEMBER 31
                                                                                          2005            2004
---------------------------------------------------------------------------------------------------------------
Acquisition Credit Facilities (US$473 million drawn)                                       580           1,806
Term Credit Facilities                                                                     346              87
Debentures, due 2006 (1)                                                                    94              93
Medium-Term Notes, due 2007                                                                150             150
Medium-Term Notes, due 2008                                                                125             125
Notes, due 2013 (US$500 million)                                                           613             602
Notes, due 2015 (US$250 million) (a)                                                       306              --
Notes, due 2028 (US$200 million)                                                           245             241
Notes, due 2032 (US$500 million)                                                           613             602
Notes, due 2035 (US$790 million) (b)                                                       968              --
Subordinated Debentures, due 2043 (US$460 million)                                         564             553
                                                                                -------------------------------
                                                                                         4,604           4,259
                                                                                ===============================

Note:
(1) Includes $50 million of principal that was effectively converted through a currency exchange contract to US$37 million.

(a)      NOTES, DUE 2015

In March 2005, we issued US$250 million of notes. Interest is payable semi-annually at a rate of 5.20% and the principal is to be repaid in March 2015. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term to maturity equal to the remaining term of the notes plus 0.15%. The proceeds were used to repay a portion of the Acquisition Credit Facilities.

(b)      NOTES, DUE 2035

In March 2005, we issued US$790 million of notes. Interest is payable semi-annually at a rate of 5.875% and the principal is to be repaid in March 2035. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term to maturity equal to the remaining term of the notes plus 0.2%. The proceeds were used to repay a portion of the Acquisition Credit Facilities.

(c)      INTEREST EXPENSE

                                                          THREE MONTHS                  SIX MONTHS
                                                         ENDED JUNE 30                ENDED JUNE 30
                                                       2005         2004          2005             2004
--------------------------------------------------------------------------------------------------------
Long-Term Debt                                          70            44           132              93
Other                                                    4             3             9               6
                                                    ----------------------------------------------------
                                                        74            47           141              99
   Less: Capitalized                                   (43)           (9)          (76)            (16)
                                                    ----------------------------------------------------
Total                                                   31            38            65              83
                                                    ====================================================

Capitalized interest relates to and is included as part of the cost of our oil, gas and Syncrude properties, plant and equipment. The capitalization rates are based on our weighted-average cost of borrowings.

(d)      SHORT-TERM BORROWINGS
Nexen has unsecured operating loan facilities of approximately $427 million, of which $53 million (US$43 million) was drawn at June 30, 2005 (December 31 2004 - $100 million). Interest is payable at floating rates. During the first six months of 2005, the weighted average interest rate on our short-term borrowings was 3.2%.

6.       ASSET RETIREMENT OBLIGATIONS

Changes in carrying amounts of the asset retirement obligations associated with our property, plant and equipment are as follows:

                                                                                      JUNE 30      DECEMBER 31
                                                                                         2005             2004
---------------------------------------------------------------------------------------------------------------
Balance at Beginning of Period                                                            468              323
    Obligations Assumed with Development Activities                                        11               12
    Obligations Assumed with Business Acquisition                                          --              134
    Obligations Discharged with Disposed Properties                                       (15)              (4)
    Expenditures Made on Asset Retirements                                                (24)             (31)
    Accretion                                                                              13               17
    Revisions to Estimates                                                                 --               24
    Effects of Foreign Exchange                                                            (4)              (7)
                                                                                     --------------------------
Balance at End of Period (1)                                                              449              468
                                                                                     ==========================

Note:
(1) Obligations due within 12 months of $14 million (2004 - $47 million) have been included in accounts payable and accrued liabilities. Obligations related to discontinued operations of $23 million (2004 - $22 million) have been included with liabilities of discontinued operations.

Our total estimated undiscounted asset retirement obligations amount to $749 million (December 31, 2004 - $770 million). We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted risk-free rate of 5.7%. Approximately $88 million included in our asset retirement obligations will be settled over the next five years. The remaining obligations settle beyond five years and will be funded by future cash flows from our operations.

We own interests in assets for which the fair value of the asset retirement obligations cannot be reasonably determined because the assets currently have an indeterminate life and we cannot determine when remediation activities would take place. These assets include our interest in Syncrude's upgrader and sulphur pile.

The estimated future recoverable reserves at Syncrude are significant and given the long life of this asset, we are unable to determine when asset retirement activities would take place. Furthermore, the Syncrude plant can continue to run indefinitely with ongoing maintenance activities.

The retirement obligations for these assets will be recorded in the first year in which the lives of the assets are determinable.

7.       DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a) CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVE AND FINANCIAL INSTRUMENTS

The carrying value, fair value, and unrecognized gains or losses on our outstanding derivatives and long-term financial assets and liabilities are:

Cdn$ millions                                                 JUNE 30, 2005                        DECEMBER 31, 2004
------------------------------------------------------------------------------------------------------------------------------
                                                  CARRYING      FAIR    UNRECOGNIZED     CARRYING       FAIR     UNRECOGNIZED
                                                     VALUE     VALUE     GAIN/(LOSS)         VALUE     VALUE      GAIN/(LOSS)
                                                 ------------------------------------    -------------------------------------
Commodity Price Risk
    Non-Trading Activities
      Crude Oil Put Options                             17        17              --           200       200              --

    Trading Activities
      Crude Oil and Natural Gas                        103       103              --            83        83              --
      Future Sale of Gas Inventory                      --        (4)             (4)           --         6               6

Foreign Currency Risk
    Non-Trading Activities                               2         2              --             7         7              --
    Trading Activities                                   8         8              --            10        10              --
                                                 ------------------------------------    -------------------------------------
Total Derivatives                                      130       126              (4)          300       306               6
                                                 ====================================    =====================================

Financial Assets and Liabilities
      Long-Term Debt                                (4,604)   (4,905)            (301)       (4,259)   (4,503)           (244)
                                                 ====================================    =====================================

The estimated fair value of all derivative instruments is based on quoted market prices and, if not available, on estimates from third-party brokers or dealers. The carrying value of cash and cash equivalents, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity.

(b)      COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES

We generally sell our crude oil and natural gas under short-term market based contracts.

CRUDE OIL PUT OPTIONS

We purchased WTI crude oil put options to manage the commodity price risk exposure of a portion of our oil production in 2005 and 2006. These options establish an annual average WTI floor price of US$43/bbl in 2005 and US$38/bbl in 2006 at a cost of $144 million and are stated at fair value on our balance sheet. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

                                         NOTIONAL                         AVERAGE             MARKET
                                          VOLUMES        TERM         PRICE (WTI)              VALUE
-----------------------------------------------------------------------------------------------------
                                         (bbls/d)                       (US$/bbl)     (Cdn$ millions)
WTI Crude Oil Put Options                  30,000        2005                  44                 --
                                           20,000        2005                  43                 --
                                           10,000        2005                  41                 --
                                           30,000        2006                  39                 10
                                           20,000        2006                  38                  5
                                           10,000        2006                  36                  2
                                                                                      ---------------
                                                                                                  17
                                                                                      ===============

TRADING ACTIVITIES

CRUDE OIL AND NATURAL GAS

We enter into physical purchase and sales contracts as well as financial commodity contracts to enhance our price realizations and lock-in our margins. The physical and financial commodity contracts (derivative contracts) are stated at market value. The $103 million fair value of the commodity contracts at June 30, 2005 is included in the Unaudited Consolidated Balance Sheet and any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

FUTURE SALE OF GAS INVENTORY

We have certain NYMEX futures contracts and swaps in place, which effectively lock-in our margins on the future sale of our natural gas inventory in storage. We have designated, in writing, some of these derivative contracts as cash flow hedges of the future sale of our storage inventory. As a result, gains and losses on these designated futures contracts and swaps are recognized in net income when the inventory in storage is sold. The principal terms of these outstanding contracts and the unrecognized losses at June 30, 2005 are:

                                                 HEDGED                        AVERAGE   UNRECOGNIZED
                                                VOLUMES             MONTH        PRICE           LOSS
------------------------------------------------------------------------------------------------------
                                                 (mmcf)                       (US$/mcf) (Cdn$ millions)
NYMEX Natural Gas Futures                         1,210         July 2005         6.79             --
                                                    370       August 2005         6.86             --
                                                  3,100    September 2005         6.89             (1)
                                                  1,520      October 2005         6.96             --
                                                    210     December 2005         8.00             --
                                                  6,580      January 2006         8.57             (1)

NYMEX Natural Gas Fixed Price Swaps                 850     December 2005         8.00             (1)
                                                  2,750      January 2006         8.30             (1)
                                                                                       ---------------
                                                                                                   (4)
                                                                                       ===============

(c)      FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

NON-TRADING ACTIVITIES

We occasionally use derivative instruments to effectively convert cash flows from Canadian to US dollars and vice versa. At June 30, 2005, we held a foreign currency derivative instrument that obligates us and the counterparty to exchange principal and interest amounts. In November 2006, we will pay US$37 million and receive Cdn$50 million. We have recognized a gain of $1 million for the change in fair value of this derivative instrument.

Our Buzzard development project in the North Sea creates foreign currency exposure as a portion of the capital costs are denominated in British pounds and Euros. In order to reduce our exposure to fluctuations in these currencies relative to the US dollar, we purchased foreign currency call options in early 2005 which effectively set a ceiling on most of our British pound and Euro spending exposure from March 2005 through to the end of 2006. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

                                                                                                   MARKET
                                                     AMOUNT            TERM           RATE          VALUE
----------------------------------------------------------------------------------------------------------
                                                                             (for US$1.00) (Cdn$ millions)
Foreign Currency Call Options            (pound)207 million     2005 - 2006    1.95 - 2.00              1
                                           (euro)29 million            2005           1.40             --
                                                                                            --------------
                                                                                                        1
                                                                                            ==============

TRADING ACTIVITIES

Our sales and purchases of crude oil and natural gas are generally transacted in or referenced to the US dollar, as are most of the financial commodity contracts used by our marketing group. Our marketing group enters into forward contracts and swaps to sell US dollars. When combined with certain commodity sales contracts, either physical or financial, these forward contracts and swaps allow us to lock-in our Canadian dollar margins on the future sale of crude oil and natural gas. The $8 million fair value of the US dollar forward contracts and swaps at June 30, 2005 is included in the Unaudited Consolidated Balance Sheet and any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

(d)   TOTAL CARRYING VALUE OF DERIVATIVE CONTRACTS RELATED TO TRADING ACTIVITIES

Amounts related to derivative contracts held by our marketing group are equal to fair value as we use mark-to-market accounting. The amounts are as follows:

                                                                         JUNE 30    DECEMBER 31
Cdn$ millions                                                               2005           2004
------------------------------------------------------------------------------------------------
Accounts Receivable                                                          154            177
Deferred Charges and Other Assets (1)                                        129             91
                                                                       -------------------------
    Total Derivative Contract Assets                                         283            268
                                                                       =========================

Accounts Payable and Accrued Liabilities                                     102            129
Deferred Credits and Other Liabilities (1)                                    70             46
                                                                       -------------------------
    Total Derivative Contract Liabilities                                    172            175
                                                                       =========================

    Total Derivative Contract Net Assets (2)                                 111             93
                                                                       =========================

Notes:
(1) These derivative contracts settle beyond 12 months and are considered non-current.
(2) Comprised of $103 million (2004 - $83 million) related to commodity contracts and $8 million (2004 - $10 million) related to US dollar forward contracts and swaps.

8.       SHAREHOLDERS' EQUITY

DIVIDENDS

Dividends per common share for the three months ended June 30, 2005 were $0.05 (2004 - $0.05). Dividends per common share for the six months ended June 30, 2005 were $0.10 (2004 - $0.10).

9.       EARNINGS PER COMMON SHARE

Our shareholders approved a split of our issued and outstanding common shares on a two-for-one basis at our annual and special meeting on April 27, 2005. All common share and per common share amounts have been restated to retroactively reflect this share split.

We calculate basic earnings per common share from continuing operations using net income from continuing operations divided by the weighted-average number of common shares outstanding. We calculate basic earnings per common share using net income and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                    THREE MONTHS           SIX MONTHS
                                                                   ENDED JUNE 30         ENDED JUNE 30
(millions of shares)                                              2005        2004      2005      2004
-------------------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding             260.2       257.7     259.8     256.3
Shares issuable pursuant to stock options                         13.9        12.8      14.3      13.8
Shares to be purchased from proceeds of stock options             (9.7)       (8.8)    (10.0)     (9.6)
                                                              -----------------------------------------
Weighted-average number of diluted common shares outstanding     264.4       261.7     264.1     260.5
                                                              =========================================

In calculating the weighted-average number of diluted common shares outstanding for the three and six months ended June 30, 2005 and June 30, 2004 all options were included because their exercise price was less than the average common share market price in the period. During the periods presented, outstanding stock options were the only potential dilutive instruments.

10.      CASH FLOWS

(a)      CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                       THREE MONTHS                SIX MONTHS
                                                                      ENDED JUNE 30              ENDED JUNE 30
                                                                   2005          2004         2005          2004
-----------------------------------------------------------------------------------------------------------------
Depreciation, Depletion, Amortization and Impairment                253           159          492          316
Stock Based Compensation                                             63            87          163           89
Future Income Taxes                                                   2            (9)         (70)          (6)
Change in Fair Value of Crude Oil Put Options                        10            --          183           --
Non-Cash Items included in Discontinued Operations                   26            31           56           66
Unamortized Issue Costs on Redemption of Preferred Securities        --            --           --           11
Gain on Disposition of Assets                                        (4)           --           (4)          --
Other                                                               (15)           (9)         (12)         (14)
                                                               --------------------------------------------------
Total                                                               335           259          808          462
                                                               ==================================================

(b)  CHANGES IN NON-CASH WORKING CAPITAL

                                                                       THREE MONTHS                SIX MONTHS
                                                                      ENDED JUNE 30              ENDED JUNE 30
                                                                   2005          2004         2005          2004
-----------------------------------------------------------------------------------------------------------------
   Accounts Receivable (1)                                         (245)         (266)        (178)        (151)
   Inventories and Supplies                                        (110)          (61)        (209)         (77)
   Other Current Assets                                               7             9           11           55
   Accounts Payable and Accrued Liabilities (1)                     329           210          284          200
   Accrued Interest Payable                                          17            (2)          23           (9)
                                                               --------------------------------------------------
Total                                                                (2)         (110)         (69)          18
                                                               ==================================================

Relating to:
   Operating Activities                                             (43)         (164)         (96)         (44)
   Investing Activities                                              41            54           27           62
                                                               --------------------------------------------------
Total                                                                (2)         (110)         (69)          18
                                                               ==================================================

Note:
(1)  Includes changes in non-cash working capital related to discontinued operations.

(c)  OTHER CASH FLOW INFORMATION

                                                                       THREE MONTHS                SIX MONTHS
                                                                      ENDED JUNE 30              ENDED JUNE 30
                                                                   2005          2004          2005         2004
-----------------------------------------------------------------------------------------------------------------
Interest Paid                                                        54            46          110           102
Income Taxes Paid                                                    90            66          152           115
                                                               --------------------------------------------------
11.      MARKETING AND OTHER

                                                                       THREE MONTHS                SIX MONTHS
                                                                      ENDED JUNE 30              ENDED JUNE 30
                                                                   2005          2004          2005         2004
-----------------------------------------------------------------------------------------------------------------
Marketing Revenue, Net                                              223           112          452           259
Change in Fair Value of Crude Oil Put Options                       (10)           --         (183)           --
Interest                                                             15             3           18             5
Foreign Exchange Gains                                               18             9           28            15
Gain on Disposition of Assets                                         4            --            4            --
Other                                                                (3)           10           --            13
                                                              ---------------------------------------------------
Total                                                               247           134          319           292
                                                               ==================================================

12.      DISCONTINUED OPERATIONS

In June 2005, we agreed to sell certain Canadian conventional oil and gas properties in southeast Saskatchewan, northwest Saskatchewan, northeast British Columbia and the Alberta foothills for approximately $946 million before closing adjustments. The results of operations of these properties have been accounted for as discontinued operations. The sales are expected to close in the third quarter and we expect to realize gains totalling approximately $300 million before tax. These gains are net of losses attributable to pipeline contracts and fixed price gas contracts that were associated with these discontinued operations.

During the fourth quarter of 2004, we concluded production from our Buffalo field, offshore Australia as anticipated. The results of our operations in Australia have been treated as discontinued operations, as we have no plans to continue operations in the country. Remediation and abandonment activities are virtually completed and no gain or loss is expected from these activities.

THREE MONTHS ENDED JUNE 30

                                                              2005                           2004
                                                             CANADA           CANADA      AUSTRALIA        TOTAL
--------------------------------------------------------------------    -----------------------------------------
Revenues
    Net Sales                                                   67                61            21            82
Expenses
    Operating                                                   11                10            15            25
    Depreciation, Depletion, Amortization and Impairment        11                18             1            19
                                                           ---------    -----------------------------------------
Income before Income Taxes                                      45                33             5            38
    Future Income Taxes                                         15                12            --            12
                                                           ---------    -----------------------------------------
Net Income from Discontinued Operations                         30                21             5            26
                                                           =========    =========================================

Earnings per Common Share
    Basic                                                     0.12              0.08          0.02          0.10
                                                           =========    =========================================
    Diluted                                                   0.12              0.08          0.02          0.10
                                                           =========    =========================================

SIX MONTHS ENDED JUNE 30

                                                              2005                           2004
                                                             CANADA           CANADA      AUSTRALIA        TOTAL
--------------------------------------------------------------------    -----------------------------------------
Revenues
    Net Sales                                                  127               112            49           161
Expenses
    Operating                                                   23                21            31            52
    Depreciation, Depletion, Amortization and Impairment        28                35             9            44
    Exploration Expense                                          1                 1            --             1
                                                          ----------   ------------------------------------------
Income before Income Taxes                                      75                55             9            64
    Future Income Taxes                                         27                21            --            21
                                                          ----------   ------------------------------------------
Net Income from Discontinued Operations                         48                34             9            43
                                                           =========    =========================================

Earnings per Common Share
    Basic                                                     0.18              0.13          0.04          0.17
                                                           =========    =========================================
    Diluted                                                   0.18              0.13          0.04          0.17
                                                           =========    =========================================

Assets and liabilities on the Unaudited Consolidated Balance Sheet include the following amounts for discontinued operations and assets held for sale.

AS AT JUNE 30, 2005

                                                             CANADA   AUSTRALIA     TOTAL
------------------------------------------------------------------------------------------
Accounts Receivable                                              31           8        39
Property, Plant and Equipment, Net                              444          --       444
Accounts Payable and Accrued Liabilities                         13           1        14
Asset Retirement Obligations                                     23          --        23
Future Income Tax Liabilities                                   117          --       117
                                                           -------------------------------

AS AT DECEMBER 31, 2004

                                                             CANADA   AUSTRALIA     TOTAL
------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                        --           1         1
Accounts Receivable                                              28           8        36
Other Current Assets                                             --           1         1
Property, Plant and Equipment, Net                              443          --       443
Accounts Payable and Accrued Liabilities                         14          25        39
Asset Retirement Obligations                                     22          --        22
Future Income Tax Liabilities                                   108          --       108
                                                           -------------------------------

13.      COMMITMENTS, CONTINGENCIES AND GUARANTEES

As described in Note 12 to the Audited Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations.

14.      PENSION AND OTHER POST RETIREMENT BENEFITS

(a) NET PENSION EXPENSE RECOGNIZED UNDER OUR DEFINED BENEFIT PENSION PLANS

                                                              THREE MONTHS                SIX MONTHS
                                                             ENDED JUNE 30              ENDED JUNE 30
                                                          2005          2004          2005         2004
--------------------------------------------------------------------------------------------------------
Nexen
    Cost of Benefits Earned by Employees                     4             2            6             4
    Interest Cost on Benefits Earned                         4             3            7             6
    Expected Return on Plan Assets                          (3)           (3)          (5)           (6)
    Net Amortization and Deferral                           --            --            1            --
                                                        ------------------------------------------------
    Net                                                      5             2            9             4
                                                        ------------------------------------------------

Syncrude
    Cost of Benefits Earned by Employees                     1             1            2             2
    Interest Cost on Benefits Earned                         1             1            3             2
    Expected Return on Plan Assets                          (1)           (1)          (2)           (2)
    Net Amortization and Deferral                           --            --           --            --
                                                        ------------------------------------------------
    Net                                                      1             1            3             2
                                                        ------------------------------------------------
Total                                                        6             3           12             6
                                                        ================================================

(b)  EMPLOYER FUNDING CONTRIBUTIONS

Our expected total funding contributions for 2005 disclosed in Note 13(e) to the Audited Consolidated Financial Statements in our 2004 Annual Report on Form 10-K have not changed for both our Nexen defined benefit pension plan and our share of Syncrude's defined benefit pension plan.

15.      OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 18 to the Audited Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K.

THREE MONTHS ENDED JUNE 30, 2005

                                                                                                             CORPORATE
                                                                                                                   AND
 (Cdn$ millions)                                  OIL AND GAS                          SYNCRUDE(1) CHEMICALS      OTHER   TOTAL
--------------------------------------------------------------------------------------------------------------------------------
                                               UNITED    UNITED      OTHER
                               YEMEN   CANADA  STATES   KINGDOM  COUNTRIES(2) MARKETING
                               --------------------------------------------------------
 Net Sales                       325       94    184         71        27          6        102         100         --      909
 Marketing and Other               2        1     --         --         4        223         --          --         17(3)   247
                               --------------------------------------------------------------------------------------------------
 Total Revenues                  327       95    184         71        31        229        102         100         17    1,156
 Less: Expenses
   Operating                      38       27     22         28         5          6         33          57         --      216
   Depreciation, Depletion,
    Amortization and
     Impairment                   84       35     59         36         5          2          5          23(4)       4      253
   Transportation and Other        1        6     --         --        --        151          5          10          1      174
   General and
     Administrative (5)            1       22     19         --        19         16         --          12         35      124
   Exploration                     2        6     63         12        22(6)      --         --          --         --      105
   Interest                       --       --     --         --        --         --         --          --         31       31
                               --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
      before Income Taxes        201       (1)    21         (5)      (20)        54         59          (2)       (54)     253
                               =========================================================================================
 Less: Provision for
   Income Taxes (7)                                                                                                          83
 Add: Net Income from
   Discontinued Operations                                                                                                   30
                                                                                                                         ------
 Net Income                                                                                                                 200
                                                                                                                         ======

 Identifiable Assets             688    2,338  1,379      4,454       223      2,403 (8)  1,014         483        465   13,447
                              ==================================================================================================

 Capital Expenditures
   Development and Other          68      216     48        152         3         12         50           3          5      557
   Exploration                     8        7     60         13        26         --         --          --         --      114
   Proved Property                --        1      3          1        --         --         --          --         --        5
                              --------------------------------------------------------------------------------------------------
    Acquisitions                  76      224    111        166        29         12         50           3          5      676
                              ==================================================================================================

 Property, Plant and
 Equipment
   Cost                        2,227    3,009  2,390      3,857       444        170      1,125         831        208   14,261
   Less: Accumulated DD&A      1,727    1,250  1,136         96       311         69        164         446        100    5,299
                               --------------------------------------------------------------------------------------------------
 Net Book Value                  500    1,759  1,254      3,761       133        101        961         385        108    8,962(9)
                               ==================================================================================================

Notes:
(1)  Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at June 30, 2005 include mineral rights of $6 million.
(2)  Includes results of operations from producing activities in Nigeria and Colombia.
(3)  Includes interest income of $15 million, foreign exchange gains of $18 million, decrease in the fair value of crude oil put options of $10 million and decreased in the fair value of foreign currency call options of $6 million.
(4)  Includes impairment charge of $12 million related to the pending closure of our sodium chlorate plant in
     Amherstburg, Ontario.
(5)  Includes stock based compensation expense of $65 million.
(6)  Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(7)  Includes Yemen cash taxes of $70 million.
(8)  Approximately 81% of marketing's identifiable assets are accounts receivable and inventories.
(9)  Excludes property, plant and equipment related to our discontinued operations. See Note 12.

SIX MONTHS ENDED JUNE 30, 2005

                                                                                                             CORPORATE
                                                                                                                   AND
 (Cdn$ millions)                                  OIL AND GAS                          SYNCRUDE(1) CHEMICALS      OTHER   TOTAL
--------------------------------------------------------------------------------------------------------------------------------
                                               UNITED    UNITED      OTHER
                               YEMEN   CANADA  STATES   KINGDOM  COUNTRIES(2)  MARKETING
                               --------------------------------------------------------
 Net Sales                       608      180    381        173        49         10        168         196        --     1,765
 Marketing and Other               3        2     --         --         4        452         --           1      (143)(3)   319
                               --------------------------------------------------------------------------------------------------
 Total Revenues                  611      182    381        173        53        462        168         197      (143)    2,084
 Less: Expenses
   Operating                      73       56     44         53         6         12         73         112        --       429
   Depreciation, Depletion,
    Amortization and
     Impairment                  149       70    125         82         9          5          9          33(4)     10       492
   Transportation and Other        2       11     --         --        --        328          8          20        13       382
   General and
     Administrative (5)            2       54     37         --        47         33         --          27       105       305
   Exploration                     3       11     73         15        30(6)      --         --          --        --       132
   Interest                       --       --     --         --        --         --         --          --        65        65
                               --------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         382      (20)   102         23       (39)        84         78           5      (336)      279
                               =======================================================================================
 Less: Provision for
   Income Taxes (7)                                                                                                          90
 Add: Net Income from
   Discontinued Operations                                                                                                   48
                                                                                                                         ------
 Net Income                                                                                                                 237
                                                                                                                         ======

 Identifiable Assets             688    2,338  1,379      4,454       223      2,403 (8)  1,014         483        465   13,447
                               ==================================================================================================

 Capital Expenditures
   Development and Other         131      430     67        292         7         13         94           4         7     1,045
   Exploration                    16       27    132         16        33         --         --          --        --       224
   Proved Property                --        2      3          1        --         --         --          --        --         6
 Acquisitions
                               --------------------------------------------------------------------------------------------------
                                 147      459    202        309        40         13         94           4         7     1,275
                               ==================================================================================================

 Property, Plant and
 Equipment
   Cost                        2,227    3,009  2,390      3,857       444        170      1,125         831        208   14,261
   Less: Accumulated DD&A      1,727    1,250  1,136         96       311         69        164         446        100    5,299
                               --------------------------------------------------------------------------------------------------
 Net Book Value                  500    1,759  1,254      3,761       133        101        961         385        108    8,962(9)
                               ==================================================================================================

Notes:
(1)  Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at June 30, 2005 includes mineral rights of $6 million.
(2)  Includes results of operations from producing activities in Nigeria and Colombia.
(3)  Includes interest income of $18 million, foreign exchange gains of $28 million, decrease in the fair value of crude oil put options of $183 million and decrease in the fair value of foreign currency call options of $6 million.
(4)  Includes impairment charge of $12 million related to the pending closure of our sodium chlorate plant in
     Amherstburg, Ontario.
(5)  Includes stock based compensation expense of $190 million.
(6)  Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(7)  Includes Yemen cash taxes of $129 million.
(8)  Approximately 81% of marketing's identifiable assets are accounts receivable and inventories.
(9)  Excludes property, plant and equipment related to our discontinued operations. See Note 12.

THREE MONTHS ENDED JUNE 30, 2004

                                                                                                    CORPORATE
                                                                                                          AND
 (Cdn$ millions)                                  OIL AND GAS                SYNCRUDE(1) CHEMICALS      OTHER   TOTAL
-----------------------------------------------------------------------------------------------------------------------
                                                UNITED     OTHER
                               YEMEN   CANADA   STATES COUNTRIES(2) MARKETING
                               --------------------------------------------------------
 Net Sales                       225       96      181      21           3         78         93         --       697
 Marketing and Other               1        1        7      --         112         --          1         12(3)    134
                               ----------------------------------------------------------------------------------------
 Total Revenues                  226       97      188      21         115         78         94         12       831
 Less: Expenses
  Operating                       25       29       22       2           4         30         59         --       171
   Depreciation, Depletion,
    Amortization and
     Impairment                   46       32       55       5           3          5          9          4       159
  Transportation and Other         1        4       --      --         116          3          9          3       136
  General and
     Administrative (4)            1       23       18      22          14         --         11         41       130
  Exploration                      1        2        6      17(5)       --         --         --         --        26
  Interest                        --       --       --      --          --         --         --         38        38
                               ----------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         152        7       87     (25)        (22)        40          6        (74)      171
                               =============================================================================
 Less: Provision for Income                                                                                        54
 Taxes (6)
 Add: Net Income from
  Discontinued Operations                                                                                          26
                                                                                                               ------
 Net Income                                                                                                       143
                                                                                                               ======

 Identifiable Assets             674    1,704    1,750     249       1,650(7)     802        486        673     7,988
                               ========================================================================================

 Capital Expenditures
  Development and Other           58       96       66       9           2         48         16          7       302
  Exploration                     --        3       23      13          --         --         --         --        39
                               ----------------------------------------------------------------------------------------
                                  58       99       89      22           2         48         16          7       341
                               ========================================================================================

 Property, Plant and Equipment
  Cost                         2,080    2,302    2,429     355         155        915        802        181     9,219
  Less: Accumulated DD&A       1,638    1,169    1,039     230          59        148        400         81     4,764
                               ----------------------------------------------------------------------------------------
 Net Book Value                  442    1,133    1,390     125          96        767        402        100     4,455(8)
                               ========================================================================================

Notes:
(1)  Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at June 30, 2004 includes mineral rights of $6 million.
(2)  Includes results of operations from producing activities in Nigeria and Colombia.
(3)  Includes interest income of $3 million and foreign exchange gains of $9 million.
(4)  Includes a one-time charge of $82 million related to the modification of our stock option plan.
(5)  Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(6)  Includes Yemen cash taxes of $57 million.
(7)  Approximately 85% of marketing's identifiable assets are accounts receivable and inventories.
(8)  Excludes property, plant and equipment related to our discontinued operations. See Note 12.

SIX MONTHS ENDED JUNE 30, 2004

                                                                                                   CORPORATE
                                                                                                          AND
 (Cdn$ millions)                                  OIL AND GAS                SYNCRUDE(1) CHEMICALS      OTHER   TOTAL
-----------------------------------------------------------------------------------------------------------------------
                                                UNITED     OTHER
                               YEMEN   CANADA   STATES COUNTRIES(2) MARKETING
                               --------------------------------------------------------
 Net Sales                       432      189      362      34           6        153          185       --     1,361
 Marketing and Other               2        2        7      --         259         --            2       20(3)    292
                               ----------------------------------------------------------------------------------------
 Total Revenues                  434      191      369      34         265        153          187       20     1,653
 Less: Expenses
  Operating                       53       58       42       3           8         59          116       --       339
   Depreciation, Depletion,
    Amortization and
     Impairment                   84       64      117       9           5          9           19        9       316
  Transportation and Other         2        6       --      --         232          5           19       14       278
  General and
     Administrative (4)            2       35       24      29          25         --           17       58       190
  Exploration                      1        8       15      29(5)       --         --           --       --        53
  Interest                        --       --       --      --          --         --           --       83        83
                               ----------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes          292       20      171     (36)         (5)        80           16     (144)     394
                               ==============================================================================
 Less: Provision for Income                                                                                       110
 Taxes (6)
 Add: Net Income from
  Discontinued Operations                                                                                          43
                                                                                                               ------
 Net Income                                                                                                       327
                                                                                                               ======

 Identifiable Assets             674    1,704    1,750     249       1,650(7)     802          486      673     7,988
                               ========================================================================================

 Capital Expenditures
  Development and Other          105      187      159      15           2         98           22       12       600
  Exploration                      2        7       39      18          --         --           --       --        66
                               ----------------------------------------------------------------------------------------
                                 107      194      198      33           2         98           22       12       666
                               ========================================================================================

 Property, Plant and Equipment
  Cost                         2,080    2,302    2,429     355         155        915          802      181     9,219
  Less: Accumulated DD&A       1,638    1,169    1,039     230          59        148          400       81     4,764
                               ----------------------------------------------------------------------------------------
 Net Book Value                  442    1,133    1,390     125          96        767          402      100     4,455(8)
                               ========================================================================================

Notes:
(1)  Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at June 30, 2004 includes mineral rights of $6 million.
(2)  Includes results of operations from producing activities in Nigeria and Colombia.
(3)  Includes interest income of $5 million and foreign exchange gains of $15 million.
(4)  Includes a one-time charge of $82 million related to the modification of our stock option plan.
(5)  Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(6)  Includes Yemen cash taxes of $103 million.
(7)  Approximately 85% of marketing's identifiable assets are accounts receivable and inventories.
(8)  Excludes property, plant and equipment related to our discontinued operations. See Note 12.

16. DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Unaudited Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. The US GAAP Unaudited Consolidated Statement of Income and Balance Sheet and summaries of differences from Canadian GAAP are as follows:

(a) UNAUDITED CONSOLIDATED STATEMENT OF INCOME - US GAAP FOR THE THREE AND SIX MONTHS ENDED JUNE 30

                                                                                    THREE MONTHS                SIX MONTHS
                                                                                    ENDED JUNE 30             ENDED JUNE 30
(Cdn$ millions, except per share amounts)                                         2005        2004         2005          2004
------------------------------------------------------------------------------------------------------------------------------
REVENUES
    Net Sales                                                                      909         697        1,765        1,361
    Marketing and Other (ii); (ix)                                                 247         134          319          299
                                                                         -----------------------------------------------------
                                                                                 1,156         831        2,084        1,660
                                                                         -----------------------------------------------------
EXPENSES
    Operating (iv)                                                                 218         173          433          343
    Depreciation, Depletion, Amortization and Impairment (i)                       261         167          508          333
    Transportation and Other                                                       174         136          382          276
    General and Administrative                                                     124          94          305          154
    Exploration                                                                    105          26          132           53
    Interest                                                                        31          38           65           83
                                                                         -----------------------------------------------------
                                                                                   913         634        1,825        1,242
                                                                         -----------------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                              243         197          259          418
                                                                         -----------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                         81          63          160          116
    Deferred (ii); (iv); (viii)                                                      2         (24)         (71)          (5)
                                                                         -----------------------------------------------------
                                                                                    83          39           89          111
                                                                         -----------------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                                              160         158          170          307
    Net Income from Discontinued Operations                                         28          24           44           39
                                                                         -----------------------------------------------------

NET INCOME - US GAAP (1)                                                           188         182          214          346
                                                                         =====================================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 9)
      Net Income from Continuing Operations                                       0.61        0.61         0.65          1.20
      Net Income from Discontinued Operations                                     0.11        0.09         0.17          0.15
                                                                         -----------------------------------------------------
                                                                                  0.72        0.70         0.82          1.35
                                                                         =====================================================
    Diluted (Note 9)
      Net Income from Continuing Operations                                       0.60        0.60         0.64          1.18
      Net Income from Discontinued Operations                                     0.11        0.09         0.17          0.15
                                                                         -----------------------------------------------------
                                                                                  0.71        0.69         0.81          1.33
                                                                         =====================================================
Note:
(1)   RECONCILIATION OF CANADIAN AND US GAAP NET INCOME                             THREE MONTHS               SIX MONTHS
                                                                                    ENDED JUNE 30             ENDED JUNE 30
      (Cdn$ millions)                                                             2005        2004          2005         2004
------------------------------------------------------------------------------------------------------------------------------
      Net Income - Canadian GAAP                                                   200         143           237         327
      Impact of US Principles, Net of Income Taxes:
        Depreciation, Depletion, Amortization and Impairment (1) (i)               (10)        (10)          (20)         (21)
        Future Income Taxes (viii)                                                  --          15            --           --
        Fair Value of Preferred Securities (ix)                                     --          --            --            4
        Stock Based Compensation Included in Retained Earnings                      --          36            --           36
        Other (ii); (iv)                                                            (2)         (2)           (3)          --
                                                                         -----------------------------------------------------
      Net Income - US GAAP                                                         188         182           214          346
                                                                         =====================================================

   Note:
   (1) Includes depreciation, depletion, amortization and impairment related to discontinued operations.

(b)   UNAUDITED CONSOLIDATED BALANCE SHEET - US GAAP

                                                                                JUNE 30       DECEMBER 31
(Cdn$ millions, except share amounts)                                              2005              2004
----------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                    102                73
      Accounts Receivable (ii)                                                   2,270             2,106
      Inventories and Supplies                                                     564               351
      Assets of Discontinued Operations                                             39                38
      Other                                                                         31                41
                                                                            ------------------------------
        Total Current Assets                                                     3,006             2,609
                                                                            ------------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $5,683 (December 31, 2004 - $5,290) (i); (iv); (vii)      8,931             8,189
    GOODWILL                                                                       381               375
    DEFERRED INCOME TAX ASSETS                                                     380               333
    DEFERRED CHARGES AND OTHER ASSETS (v)                                          216               384
    ASSETS OF DISCONTINUED OPERATIONS                                              446               449
                                                                            ------------------------------
                                                                                13,360            12,339
                                                                            ==============================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings                                                         53               100
      Accounts Payable and Accrued Liabilities (ii)                              2,760             2,377
      Accrued Interest Payable                                                      58                34
      Dividends Payable                                                             13                13
      Liabilities of Discontinued Operations                                        14                39
                                                                            ------------------------------
        Total Current Liabilities                                                2,898             2,563
                                                                            ------------------------------

    LONG-TERM DEBT (v)                                                           4,546             4,214
    DEFERRED INCOME TAX LIABILITIES (i) - (ix)                                   1,996             1,993
    ASSET RETIREMENT OBLIGATIONS                                                   412               399
    DEFERRED CREDITS AND LIABILITIES (vi)                                          214               148
    LIABILITIES OF DISCONTINUED OPERATIONS                                         140               130
    SHAREHOLDERS' EQUITY
      Common Shares, no par value
        Authorized:   Unlimited
        Outstanding:  2005   - 260,316,860 shares
                      2004   - 258,399,166 shares                                  694               637
      Contributed Surplus                                                            1                --
      Retained Earnings (i); (ii); (iv); (vii); (viii); (ix)                     2,548             2,360
      Accumulated Other Comprehensive Income (ii); (iii); (vi)                     (89)             (105)
                                                                            ------------------------------
          Total Shareholders' Equity                                             3,154             2,892
                                                                            ------------------------------

    COMMITMENTS, CONTINGENCIES AND GUARANTEES
                                                                                13,360            12,339
                                                                            ==============================

(c) UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME - US GAAP FOR THE THREE AND SIX MONTHS ENDED JUNE 30

                                                                   THREE MONTHS                SIX MONTHS
                                                                   ENDED JUNE 30             ENDED JUNE 30
(Cdn$ millions)                                                  2005        2004          2005         2004
------------------------------------------------------------------------------------------------------------
Net Income - US GAAP                                              188           182         214          346
Other Comprehensive Income, Net of Income Taxes:
    Translation Adjustment (iii)                                   13            11          23           14
    Unrealized Mark-to-Market Loss (ii)                            (2)           --          (7)           6
                                                               ---------------------------------------------
Comprehensive Income                                              199           193         230          366
                                                               =============================================

NOTES:

i. Under US principles, the liability method of accounting for income taxes was adopted in 1993. In Canada, the liability method was adopted in 2000. In 1997, we acquired certain oil and gas assets and the amount paid for these assets differed from the tax basis acquired. Under US principles, this difference was recorded as a deferred tax liability with an increase to property, plant and equipment rather than a charge to retained earnings. As a result:

         o additional depreciation, depletion, amortization and impairment of $10 million and $20 million was included in net income for the three and six months ended June 30, 2005, respectively (2004 - $10 million and $21 million, respectively) was included in net income; and

         o property, plant and equipment related to continuing operations is higher under US GAAP by $7 million (December 31, 2004 - $23 million).

ii. Under US principles, all derivative instruments are recognized on the balance sheet as either an asset or a liability measured at fair value. Changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met.

         CASH FLOW HEDGES

         Changes in the fair value of derivatives that are designated as cash flow hedges are recognized in earnings in the same period as the hedged item. Any fair value change in a derivative before that period is recognized on the balance sheet. The effective portion of that change is recognized in other comprehensive income with any ineffectiveness recognized in net income.

         FUTURE SALE OF GAS INVENTORY: Included in accounts receivable at December 31, 2004, were $6 million of gains on the futures contracts and swaps we used to hedge the commodity price risk on the future sale of our gas inventory as described in Note 7. These contracts effectively lock-in profits on our stored gas volumes. Gains of $6 million ($4 million, net of income taxes) related to the effective portion and deferred in accumulated other comprehensive income (AOCI) at December 31, 2004, were recognized in marketing and other during the first quarter of 2005.

         At June 30, 2005, losses of $4 million ($3 million, net of income taxes) were included in accounts payable and deferred in AOCI until the underlying gas inventory is sold. The losses will be reclassified to marketing and other as they settle over the next 12 months. At June 30, 2005, there was no ineffective portion.

         FAIR VALUE HEDGES

         Both the derivative instrument and the underlying commitment are recognized on the balance sheet at their fair value. The change in fair value of both are reflected in earnings. At June 30, 2005 and at December 31, 2004, we had no fair value hedges in place.

iii. Under US principles, exchange gains and losses arising from the translation of our net investment in self-sustaining foreign operations are included in comprehensive income. Additionally, exchange gains and losses, net of income taxes, from the translation of our US-dollar long-term debt designated as a hedge of our foreign net investment are included in comprehensive income. Cumulative amounts are included in AOCI in the Unaudited Consolidated Balance Sheet - US GAAP.

iv. Under Canadian principles, we defer certain development costs and all pre-operating revenues and costs to property, plant and equipment. Under US principles, these costs have been included in operating expenses. As a result:

         o operating expenses include pre-operating costs of $2 million and $4 million for the three and six months ended June 30, 2005, respectively ($2 million and $3 million, respectively, net of income taxes) (2004 - $2 million and $4 million, respectively ($2 million and $3 million, respectively, net of taxes)); and

         o property, plant and equipment is lower under US GAAP by $19 million (December 31, 2004 - $15 million).

v. Under US principles, discounts on long-term debt are classified as a reduction of long-term debt rather than as deferred charges and other assets. Discounts of $58 million (December 31, 2004 - $45 million) have been included in long-term debt.

vi. Under US principles, the amount by which our accrued pension cost is less than the unfunded accumulated benefit obligation is included in AOCI and accrued pension liabilities. This amount was $6 million ($4 million, net of income taxes) at June 30, 2005 (December 31, 2004 - $6 million ($4 million, net of income taxes)).

vii. On January 1, 2003 we adopted FASB Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (FAS 143) for US GAAP reporting purposes. We adopted the equivalent Canadian standard for asset retirement obligations on January 1, 2004. These standards are consistent except for the adoption date which resulted in our property, plant and equipment under US GAAP being lower by $19 million.

viii. Under US principles, enacted tax rates are used to calculate future income taxes, whereas under Canadian GAAP, substantively enacted tax rates are used. Substantively enacted changes in Canadian provincial income tax rates created a $15 million future income tax recovery during the first quarter of 2004. In the second quarter of 2004, the income tax rates were enacted and the $15 million future income tax recovery was recorded in US GAAP net income.

ix. In May 2003, FASB issued Statement No. 150, ACCOUNTING FOR CERTAIN INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY that requires certain financial instruments, including our preferred securities, to be valued at fair value with changes in fair value recognized through net income.

        (Cdn$ millions)                                  GAIN     TAX   NET GAIN
        ------------------------------------------------------------------------
        Fair value change from January 1, 2004
             to February 9, 2004 (1), (2)                   4      --          4
                                                        ------------------------

Notes:
(1)  Included in marketing and other.
(2)  Redemption date of preferred securities.


NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement 151, INVENTORY COSTS. This statement amends Accounting Research Bulletin 43 to clarify that:

o abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current-period charges; and

o requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities.

The provisions of this statement are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not expect the adoption of this statement will have any material impact on our results of operations or financial position.

In December 2004, the FASB issued Statement 123(R), SHARE-BASED PAYMENTS. This statement revises Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and supersedes APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Statement 123(R) requires all stock-based awards issued to employees to be measured at fair value and to be expensed in the income statement. This statement is effective for fiscal years beginning after June 15, 2005.

We are currently expensing stock-based awards issued to employees using the fair value method for equity based awards and the intrinsic method for liability based awards. Adoption of this standard will change our expense under US GAAP for tandem options and stock appreciation rights as these awards will be measured using the fair value method rather than the intrinsic method. We are currently evaluating the provisions of Statement 123(R) and have not yet determined the full impact this statement will have on our results of operations or financial position under US GAAP.

In December 2004, the FASB issued Statement 153, EXCHANGES OF NONMONETARY ASSETS, an amendment of APB Opinion 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS. This amendment eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under Statement 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance test and fair value is determinable, the transaction must be accounted for at fair value resulting in the recognition of any gain or loss. This statement is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. We do not expect the adoption of this statement will have any material impact on our results of operations or financial position.

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In March 2005, the FASB issued Financial Interpretation 47, ACCOUNTING FOR
CONDITIONAL ASSET RETIREMENT OBLIGATIONS (FIN 47). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In March 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 04-6, ACCOUNTING FOR STRIPPING COSTS INCURRED DURING PRODUCTION IN THE MINING INDUSTRY. In the mining industry, companies may be required to remove overburden and other mine waste materials to access mineral deposits. The EITF concluded that the costs of removing overburden and waste materials, often referred to as "stripping costs", incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. Issue No. 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005, with early adoption permitted. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In April 2005, the FASB issued staff position 19-1 (FSP 19-1) on accounting for suspended well costs. FSP 19-1 amends FASB Statement No. 19, FINANCIAL ACCOUNTING AND REPORTING BY OIL AND GAS PRODUCING COMPANIES, for companies using the successful efforts method of accounting. FSP 19-1 concludes that exploratory well costs should continue to be capitalized when a well has found a sufficient quantity of reserves to justify its completion as a producing well and the company is making sufficient progress assessing the reserves and the economic and operating viability of the well. FSP 19-1 also requires certain disclosures with respect to capitalized exploratory well costs. FSP 19-1 is effective for the first reporting period beginning after April 4, 2005 and is to be applied prospectively to existing and newly capitalized exploratory well costs.

As at June 30, 2005, we have exploratory costs that have been capitalized for more than one year relating to our interest in an exploratory block, offshore Nigeria and our interest in an exploratory block in the Gulf of Mexico. Exploratory costs offshore Nigeria were first capitalized in 1998 and we have subsequently drilled a further seven successful wells on the block. The joint venture partners have finalized pre-development design studies for Usan and are moving towards the next phase of the project. Drilling activity on OPL-222 has resumed and an appraisal and exploration program is currently in progress. Once final regulatory approvals have been received and the project has been sanctioned, we will book proved reserves. Capitalized costs relating to this exploration block as at June 30, 2005 were $84 million (December 31, 2004 - $77 million). We have $34 million of capitalized costs related to successful wells drilled in 2004 and 2005 in the Gulf of Mexico that we are currently assessing. We are working with our partners to prepare plans to develop the fields and ongoing assessment is continuing. We do not expect the adoption of this statement will have a material impact on our capitalized costs, our results of operations or financial position.

In June 2005, the FASB issued Statement 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS which replaces APB Opinion 20 and FASB Statement 3. Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the new accounting principle in net income of the period of the change. Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Statement is effective for fiscal years beginning after December 15, 2005. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.


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